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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             November 5, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF MPS-77                               277261   2-59963    811-1777

DEFINED ASSET FUNDS-MITF PAS A                                735403   2-88250    811-1777

DEFINED ASSET FUNDS-MITF PUT-9                                781661   2-93889    811-1777

DEFINED ASSET FUNDS-MITF MPS-511                              803718   33-39711   811-1777
DEFINED ASSET FUNDS-MITF MPS-519                              803726   33-48471   811-1777

DEFINED ASSET FUNDS-MITF IS-237                               804063   333-0812   811-1777

DEFINED ASSET FUNDS-MITF MSS 7O                               847221   33-36447   811-1777

DEFINED ASSET FUNDS-MITF AMT MPS-15                           858778   33-41740   811-1777

DEFINED ASSET FUNDS- ITS-214 DAF                              868122   33-50005   811-1777
DEFINED ASSET FUNDS-MITF IIS-5                                888533   33-48871   811-1777

DEFINED ASSET FUNDS- MPS-531 DAF                              892751   33-49757   811-1777

DEFINED ASSET FUNDS- MSS-71 DAF                               910022   33-54729   811-1777

DEFINED ASSET FUNDS- ITS-238 DAF                              910384   33-55073   811-1777

DEFINED ASSET FUNDS- MPS-573 DAF                              924320   333-0824   811-1777

DEFINED ASSET FUNDS- ITS-239 DAF                              924325   33-55335   811-1777
DEFINED ASSET FUNDS- ITS-259 DAF                              924351   33-61157   811-1777

DEFINED ASSET FUNDS-MUNICIPAL STATE SERIES 3                  944712   33-59023   811-2537

DEFINED ASSET FUNDS- MSS-217 DAF                              947080   333-1043   811-1777

TOTAL:   18 FUNDS

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